Exhibit 21.1

SUBSIDIARIES OF CERENCE INC.

Subsidiary Name	Jurisdiction	Type
Cerence AI LLC	Delaware	Domestic

Cerence Operating Company	Delaware	Domestic

Consolidated Mobile Corporation	Delaware	Domestic

VoiceBox Technologies LLC	Delaware	Domestic

AMS Solutions Corporation	Massachusetts	Domestic

VoiceBox Technologies Australia Pty. Ltd	Australia	International

Multi-Corp International Ltd.	Barbados	International

Cerence BVBA	Belgium	International

Cerence Acquisition ULC	Canada	International

Cerence Holding Inc.	Canada	International

Cerence Technologies Inc.	Canada	International

Zi Corporation	Canada	International

Zi Corporation of Canada, Inc.	Canada	International

845162 Alberta Ltd.	Canada	International

Cerence Communications Technology (Shanghai) Co. Ltd.	China	International

Cerence Software Technology (Beijing) Co. Ltd.	China	International

Huayu Zi Software Technology (Beijing) Co, Ltd.	China	International

USA Shenyu Technologies (Shenzhen) Co., Ltd.	China	International

Voice Signal Technologies OY	Finland	International

VoiceBox Technologies France S.A.S.	France	International

Cerence Deutschland GmbH	Germany	International

Cerence GmbH	Germany	International

VoiceBox Technologies Deutschland GmbH	Germany	International

Asia Translations & Telecommunications Ltd.	Hong Kong SAR	International

Cerence Hong Kong Limited	Hong Kong SAR	International

Huayu Zi Software Technology Ltd.	Hong Kong SAR	International

Telecom Technology Corporation Limited	Hong Kong SAR	International

Zi Corporation (H.K.) Ltd.	Hong Kong SAR	International

Zi Corporation of Hong Kong Ltd.	Hong Kong SAR	International

Cerence Services (India) LLP	India	International

Cerence Services Ireland Limited	Ireland	International

Cerence S.r.l.	Italy	International

Cerence Japan K.K.	Japan	International

Cerence B.V.	Netherlands	International

Cerence Holding B.V.	Netherlands	International

Cerence Service B.V.	Netherlands	International

VoiceBox Technologies Europe B.V.	Netherlands	International

Cerence Operations S.L.	Spain	International

Cerence Ltd.	South Korea	International

Cerence AB	Sweden	International

Cerence Switzerland AG	Switzerland	International

Cerence Taiwan Ltd.	Taiwan	International

Cerence Limited	United Kingdom	International